The Netplex Group, Inc.
Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements assume that the acquisition of The PSS Group, Inc.("PSS") was consummated as of the beginning of the period presented and combines the audited statements of operations of PSS for the year ended December 31, 1997 with the audited historical consolidated statements of operations of The Netplex Group, Inc. for the same period. The pro forma consolidated statements reflect certain adjustments to bring the historical cost basis financial statements of PSS to fair market value, to eliminate related party transactions and to record amortization expense of certain intangible assets.

The pro forma combined statements of operations are not necessarily indicative of operating results which would have been achieved had the acquisition been consummated as of the beginning of the period and should not be construed as representative of future operations.

Netplex acquired all of the outstanding shares of PSS from Preferred Systems Solutions ("Preferred") on January 30, 1998 for: $300,000 of cash and a note payable t on or before January 15, 1999 in either $300,000 in cash or 200,000 shares of Netplex Common Stock or any combination thereof at Preferred's option. The acquisition agreement also provides for additional payments to Preferred based on the profitability of PSS in 1998, 1999 and 2000. This merger has been accounted for as a purchase transaction, with the assets and liabilities of PSS being recorded at fair value


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                                       Assets

Current assets
   Cash and cash equivalents                                        $   201,390
   Accounts receivable, net of allowance                              4,932,937
   Prepaid expenses and other current assets                            240,082

                                                                    -----------
      Total current assets                                            5,374,409

   Property and equipment, net                                          997,014
   Other assets                                                       1,083,345
   Acquired software development costs                                  418,225
   Goodwill, net                                                        346,529
                                                                    -----------

      Total assets                                                  $ 8,219,522
                                                                    ===========

          Liabilities and Stockholder's Equity

Current liabilities
   Accounts payable                                                 $   739,969
   Line of credit                                                     2,122,122
   Accrued  expenses and other current liabilities                    3,781,785
   Note payable - Preferred Systems                                     300,000

                                                                    -----------
      Total current liabilities                                       6,943,876

Obligations under capital lease, net of current portion                 152,915

                                                                    -----------
      Total Liabilities                                               7,096,791
                                                                    -----------

Stockholder's deficit
   Class A cumulative preferred stock                                    10,625
   Common Stock                                                           7,470
   Additional paid in capital                                         6,187,293
   Accumulated deficit                                               (5,082,657)
                                                                    -----------

   Commitments and contingencies

   Total Stockholder's Deficit                                        1,122,731
                                                                    -----------

   Total Liabilities and Stockholder's Deficit                      $ 8,219,522
                                                                    ===========



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Revenues                                                           $ 45,681,818

Cost of revenue                                                      39,587,175
                                                                   ------------

   Gross profit                                                       6,094,643

Selling, general and administrative expense                           9,506,247
                                                                   ------------

   Operating loss                                                    (3,411,604)

Other expenses                                                          (90,255)
                                                                   ------------

   Loss before income taxes                                          (3,501,859)

   Provision for income taxes                                                 -
                                                                   ------------
      Net loss                                                     $ (3,501,859)
                                                                   ============


The pro forma numbers above include the full $(505,399) loss of PSS Group, Inc. as a subsidiary of Preferred Staffing Solutions, Inc. and do not reflect the following adjustments that are not related to the continuing operations of PSS

PSS Group, Inc. loss for the year ended December 31, 1997        $     (505,399)
Add back items not included in purchase:
    Write off of bad debts                                              232,000
    Write off of shareholder receivable                                 184,707
                                                                 ---------------
Adjusted loss                                                    $      (88,692)
                                                                 ===============